UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2018 (April 5, 2018)

GOGO INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35975	27-1650905
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 North Canal, Suite 1500 Chicago, IL	60606
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

312-517-5000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 5, 2018, Gogo Inc. (the “Company”) entered into amendments to the employment agreements and change in control severance agreements of John Wade, the Company’s Executive Vice President and Chief Operating Officer and Anand Chari, Executive Vice President and Chief Technology Officer of the Company (the “Executives”). The material terms of each of the amendments to the Executives’ existing employment and change in control severance agreements are summarized below.

Employment Agreement Amendments

•	For each of the Executives, the amendments provide that such Executive will be entitled to the same benefits if such Executive “resigns for good reason” as would be the case if an Executive’s employment is terminated by the Company without cause.

•	For each of the Executives, the amendments revise provisions conditioning the payment of severance upon execution by the Executive of a general release of all claims against the Company and a separation agreement, to provide that such payment is further conditioned upon such agreements being executed within 45 days of termination and upon any revocation period under such agreements having expired.

•	For each of the Executives, the amendments revise the definition of “cause,” which previously included “commission of repeated acts of substance abuse which are materially injurious to the Company,” to make a single act of substance abuse materially injurious to the Company a trigger for cause.

•	For each of the Executives, the amendments revise provisions relating to vacation and personal time off to reflect the Company’s broad internal change from vacation/personal time off to discretionary time off, which occurred in 2017.

•	For Mr. Chari, the amendments memorialize his annual bonus target at 75% of base salary, which has been his target bonus since he was promoted to Executive Vice President and Chief Technology Officer in 2013.

Change in Control Severance Agreement Amendments

•	In light of the addition of performance vesting awards to the portfolio of equity awards issued by the Company, we amended the agreements for each of the Executives to provide that upon a “Qualifying Termination,” any unvested performance award will remain outstanding until the applicable performance vesting date (or 90 days after such date if the award is a stock option) and will vest or be forfeited based on the satisfaction of the applicable performance goals to the extent as if the Executive’s employment had continued through the applicable vesting date (with service-based vesting accelerated in full as of the date of termination). The treatment of such performance-vesting awards is consistent with the change in control terms provided in the applicable award agreements. Provisions related to the effect of a “qualifying termination” upon awards that vest on a service basis, which provide that in the event of a “qualifying termination” the vesting of such awards would accelerate in full, are not affected by the amendments.

•	For each of the Executives, the amendments revise the definition of “change of control”, which previously excluded an acquisition by the Thorne Affiliates (as defined in the Stockholders’ Agreement, dated as of December 31, 2009, between AC Holdco Inc. and the parties thereto), and an acquisition by another entity that was a significant investor at the time such agreements were executed but subsequently ceased to be so, to exclude only an acquisition by the Thorne Affiliates.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOGO INC.

By:	/s/ Marguerite M. Elias
Marguerite M. Elias
Executive Vice President, General Counsel and Secretary

Date: April 6, 2018